Exhibit 4.3

AMENDMENT NO. 1 TO REGISTRATION RIGHTS AGREEMENT

     This AMENDMENT NO. 1 (this “Amendment”) to the REGISTRATION RIGHTS AGREEMENT (the “Registration Rights Agreement”), dated as of August 20, 2002, by and between TWE Holdings II Trust, a Delaware statutory trust (together with its predecessor Delaware limited liability company, “Trust II”) (as assignee of Comcast of Georgia, Inc., a Colorado corporation (formerly named MediaOne of Colorado, Inc., “Comcast of Georgia”)) and AOL Time Warner Inc., a Delaware corporation (the “Issuer”), is made as of March 31, 2003, by and between the Issuer and Trust II. Capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to them in the Registration Rights Agreement.

     WHEREAS, certain of the parties hereto (or their assignors) have previously entered into the Registration Rights Agreement that provided for certain registration rights relating to Issuer Common Stock;

     WHEREAS, in connection with the AT&T-Comcast Merger, (i) Comcast of Georgia transferred to a wholly owned subsidiary, and such subsidiary subsequently transferred to Trust II, all of the Equity Securities (the “MOTH Equity”) of the predecessor to MOTH Holdings, Inc., a Delaware corporation, and (ii) in connection with such transfer, Trust II and Comcast of Georgia entered into the Assignment and Assumption Agreement, dated as of November 18, 2002, by and among Comcast of Georgia, Trust II and the other parties thereto, and acknowledged by the Issuer and the other acknowledging parties thereto (the “Trust Assignment”);

     WHEREAS, pursuant to the Trust Assignment, (i) Comcast of Georgia assigned its rights under the Transaction Agreements to Trust II (including, without limitation, the right to receive shares of Issuer Common Stock pursuant to Section 2.6(a) of the Restructuring Agreement), and Trust II agreed to assume Comcast of Georgia’s obligations under the Transaction Agreements, but in each case only to the extent relating to the MOTH Equity, (ii) in accordance with Section 4.7 of the Registration Rights Agreement, Trust II agreed to be bound by, and became entitled to the benefits of, the terms and provisions applicable to Comcast of Georgia under the Registration Rights Agreement and (iii) Trust II replaced Comcast of Georgia as party to the Registration Rights Agreement and Comcast of Georgia was released from any and all obligations under the Registration Rights Agreement;

     WHEREAS, the parties to the Restructuring Agreement are agreeing to certain amendments to the terms of the Restructuring Agreement, including to provide that one share of Series A Mandatorily Convertible Preferred Stock, par value $0.10 per share, of the Issuer (the “Issuer Preferred Stock”) will be issued to Trust II under Section 2.6(a) of the Restructuring Agreement (as so amended), in lieu of shares of Issuer Common Stock;

     WHEREAS, the Issuer Preferred Stock will be mandatorily convertible into Issuer Common Stock; and

     WHEREAS, in accordance with Section 4.8 of the Registration Rights Agreement, the parties hereto also wish to amend the Registration Rights Agreement as provided herein.

2

     NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE I

AMENDMENTS TO REGISTRATION RIGHTS AGREEMENT

     1.1 Change of Name of Comcast Corporation. All references in the Registration Rights Agreement to “Comcast Corporation” are hereby changed to “Comcast Holdings Corporation.”

     1.2 Additional Amendments to the Registration Rights Agreement. The document attached hereto as Annex A reflects the amendments to the Registration Rights Agreement agreed to by the parties hereto that are not otherwise reflected in this Amendment.

     1.3 Deletion of Schedule A. The Registration Rights Agreement is hereby amended by deleting Schedule A thereto.

ARTICLE II

MISCELLANEOUS

     2.1 Successors and Assigns. The provisions of this Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party hereto may assign, delegate or otherwise transfer any of its rights or obligations under this Amendment without the consent of the other parties hereto.

     2.2 Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law rules of the State of New York.

     2.3 Counterparts; Effectiveness. This Amendment may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Amendment shall become effective when each party hereto shall have received a counterpart hereof signed by the other parties hereto.

     2.4 Headings. The headings in this Amendment are for reference only and shall not affect the interpretation of this Amendment.

     2.5 Ratification. Except as otherwise expressly provided by this Amendment, all of the terms and conditions of the Registration Rights Agreement are hereby ratified and shall remain unchanged and continue in full force and effect.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

     IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Amendment on the date first written above.

AOL TIME WARNER INC.

By:	/s/ Spencer B. Hays

Name: Spencer B. Hays Title: Senior Vice President

TWE HOLDINGS II TRUST

By:	/s/ Edith E. Holiday

Name: Edith E. Holiday, solely in her capacity as operating trustee

Annex A

~~EXECUTION COPY~~REGISTRATION RIGHTS AGREEMENT1

     REGISTRATION RIGHTS AGREEMENT, dated as of August 20, 2002 (the “Agreement”), by and between ~~MediaOne of Colorado, Inc., a Colorado corporation~~TWE Holdings II Trust, a Delaware statutory trust (“~~MediaOne~~Trust II”), and AOL Time Warner Inc., a Delaware corporation (the “Issuer”).

     WHEREAS, concurrently with the execution of this Agreement, ~~MediaOne~~Comcast of Georgia, Inc., a Colorado corporation (formerly named MediaOne of Colorado, Inc.), the Issuer and certain other parties are entering into a Restructuring Agreement, dated as of ~~even date herewith~~August 20, 2002 (as amended, the “Restructuring Agreement”), pursuant to which, among other things, the Issuer will ~~transfer~~issue to Trust II one share of Series A Mandatorily Convertible Preferred Stock, par value $0.10 per share, of the Issuer (the “Issuer Preferred Stock”), which share will be mandatorily convertible upon the occurrence of certain specified events into shares of ~~its~~ Common Stock, par value $0.01 per share, of the Issuer (the “Issuer Common Stock”), in exchange for all of the outstanding shares of Class B Common Stock, par value $0.01 per share, of ~~MediaOne TWE~~MOTH Holdings, Inc., a Delaware corporation; and

     WHEREAS, ~~the Issuer and the MediaOne are entering into~~ this Agreement is being entered into in order to provide for certain registration rights relating to the Issuer Common Stock to be issued to ~~MediaOne.~~Trust II.

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below, the parties hereby agree, severally and not jointly, as follows:

ARTICLE I

DEFINITIONS

     1.1 Certain Definitions. As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

     “Affiliate” means, with respect to a Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to a Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, that, solely for purposes of this definition, if any Person or Persons

[1] Text reflects Amendment No. 1, dated as of March 31, 2003, but this Agreement has not been amended and restated.

beneficially own directly or indirectly a majority of the beneficial interests of Trust II or of TWE Holdings I Trust, a Delaware statutory trust, then such trust (and any Person controlled by such trust) will be deemed to be controlled by such Person and by any other Person who controls such Person.

     “beneficially own” means to possess beneficial ownership as determined under Rule 13d-3 under the Exchange Act.

     “Board of Directors” means the board of directors of the Issuer or any committee thereof.

     “Business Day” means a day of the year other than a Saturday, Sunday or other day on which banks are required or authorized to close in New York City.

     “Closing” has the meaning set forth in Section 2.1 of the Restructuring Agreement.

     “Commission” means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

     “Exchange Act” means the Securities Exchange Act of 1934 and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

     “Governmental Entity” means any supranational, national, state, municipal or local government, political subdivision or other governmental department, court, commission, board, bureau, agency, instrumentality or other authority thereof, or any quasi-governmental or private body (including any self-regulatory organization) exercising any regulatory, taxing, importing or other governmental authority, whether domestic or foreign.

     “Hedging Counterparty” means a broker-dealer registered under Section 15(b) of the Exchange Act or an Affiliate thereof.

     “Hedging Transaction” means any transaction involving a security linked to the Registrable Class Securities or any security that would be deemed to be a “derivative security” (as defined in Rule 16a-1(c) under the Exchange Act) with respect to the Registrable Class Securities or transaction (even if not a security) which would (were it a security) be considered such a derivative security, or which transfers some or all of the economic risk of ownership of the Registrable Class Securities, including, without limitation, any forward contract, equity swap, put or call, put or call equivalent position, collar, non-recourse loan, sale of exchangeable security or similar transaction. For the avoidance of doubt, the following transactions shall be deemed to be Hedging Transactions:

     (a)  transactions by a Stockholder in which a Hedging Counterparty engages in short sales of Registrable Class Securities pursuant to a Prospectus and may use Registrable Securities to close out its short position;

     (b)  transactions pursuant to which a Stockholder sells short Registrable Class Securities pursuant to a Prospectus and delivers Registrable Securities to close out its short position;

     (c)  transactions by a Stockholder in which the Stockholder delivers, in a transaction exempt from registration under the Securities Act, Registrable Securities to the Hedging Counterparty who will then publicly resell or otherwise transfer such Registrable Securities pursuant to a Prospectus or an exemption from registration under the Securities Act; and

     (d)  a loan or pledge of Registrable Securities to a Hedging Counterparty who may then become a selling stockholder and sell the loaned shares or, in an event of default in the case of a pledge, then sell the pledged shares, in each case, in a public transaction pursuant to a Prospectus.

     “Issuer Common Stock” has the meaning set forth in the recitals to this Agreement.

     “Issuer Preferred Stock” has the meaning set forth in the recitals to this Agreement.

     “Lien” means any lien, pledge, charge, encumbrance or security interest.

     “OTC Hedging Transaction” means any Hedging Transaction that is privately negotiated, and entered into on a principal-to-principal basis, between a Stockholder and a Hedging Counterparty, including (i) any swap agreement, put option, call option, collar transaction, call spread, put spread or forward contract or any combination of any of the foregoing, in each case whether to be settled by the delivery of securities, cash or otherwise, (ii) any option to enter into any of the foregoing, and (iii) any other similar agreement, contract or transaction that, in the case of this clause (iii) only, would (in the reasonable, good-faith judgment of one nationally-recognized investment banking firm selected by each of the Issuer, on the one hand, and the Stockholders holding a majority of the securities proposed to be included in such Hedging Transaction, on the other hand) make it commercially impracticable for more than one Hedging Counterparty to jointly effect such agreement, contract or transaction or any related market hedge of the Hedging Counterparty’s economic exposure thereunder.

     “Permitted Transferee” means any Person to whom a Stockholder has transferred, in accordance with the terms of this Agreement, Registrable Securities.

     “Person” means any individual, firm, corporation, partnership, limited liability company, “group” (as such term is used in Rule 13d-3 under the Exchange Act), trust, incorporated or unincorporated association, joint venture, joint stock company, Governmental Entity or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

     “Prospectus” means the prospectus related to any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance on Rule 415 under the Securities Act), as amended or supplemented by any amendment or prospectus supplement, including post-effective amendments, and all materials incorporated by reference in such prospectus.

     “Registrable Class Securities” means securities of the Issuer that are of the same class as the Registrable Securities.

     “Registrable Securities” means each of the following: (a) any and all shares of Issuer Common Stock issued or issuable to ~~MediaOne~~Trust II or any of its Affiliates ~~under~~upon conversion of the ~~Restructuring Agreement~~Issuer Preferred Stock, (b) any securities of the Issuer or any of its Affiliates issued or issuable to ~~MediaOne~~Trust II or any of its Affiliates with respect to such Issuer Common Stock by way of a conversion, exchange, replacement, stock dividend or stock split or other distribution in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization, spin-off or otherwise, and (c) all shares of Issuer Common Stock or other securities described in (b) above owned by any Permitted Transferee that were transferred in accordance with the terms of this Agreement and were Registrable Securities at the time such shares or securities were transferred to such Permitted Transferee; provided that the term “Registrable Securities” shall not include any such securities received in a transaction registered under the Securities Act.

     Subject to Section 3.4(b), as to any particular Registrable Securities, once issued, such securities shall cease to be Registrable Securities when (a) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (b) they shall have been distributed to the public pursuant to Rule 144 (or any successor provision) under the Securities Act, (c) they shall have been otherwise transferred or disposed of, and in accordance with Section 2.2 new certificates for them not bearing a legend restricting further transfer shall have been delivered, ~~or (d~~(d) they shall have become freely transferable without registration under the Securities Act or (e) they shall have ceased to be outstanding.

     “Registration Expenses” means all costs, fees and expenses incident to the Issuer’s performance of or compliance with Section 3.1, including without limitation, (i) the fees, disbursements and expenses of Issuer’s counsel and accountants in connection with this Agreement and the performance of Issuer’s obligations hereunder; (ii) all expenses, including filing fees, in connection with the preparation, printing and filing of any Registration Statement, any Prospectus or preliminary Prospectus, any other offering document and amendments and supplements thereto and the mailing and delivering of copies thereof; (iii) the cost of printing or producing any blue sky or legal investment memoranda, any selling agreements and any other documents in connection with the offering, sale or delivery of the securities to be disposed of; (iv) all expenses in connection with the qualification of the securities to be disposed of for offering and sale under state securities laws; (v) transfer agents’ and registrars’ fees and expenses; (vi) all security engraving and security printing expenses; (vii) all fees and expenses payable in connection with the listing of the Registrable Securities on any securities exchange; and (viii) the costs and expenses of the Issuer relating to analyst or investor presentations or any “road show” undertaken in connection with the registration and/or marketing of any Registrable Securities.

     “Registration Statement” means the Shelf Registration Statement and any Subsequent Registration Statement.

     “Requisite Holders” means, as of any date, holders of at least 50% of the shares of Registrable Securities held by all holders of Registrable Securities outstanding as of such date.

     “Securities Act” means the Securities Act of 1933 and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

     “Stockholder” means a holder of Registrable Securities that has been made a party to this Agreement pursuant to Section 3.4.

     “Stockholder Counsel” means a firm of legal counsel appointed by the Requisite Holders.

     1.2 Capitalized Terms. Capitalized terms used and not otherwise defined herein or in the schedules hereto shall have the respective meanings ascribed to them in the Restructuring Agreement.

     1.3 Successor Laws, Rules, Regulations and Forms. All references to laws, rules, regulations and forms in this Agreement shall be deemed to be references to the comparable successor thereto in effect at the time.

     1.4 Other Definitions. The following capitalized terms are defined in the following sections of this Agreement:

Term	Section

Agreement	Preamble
Stockholder	Preamble
Deferral Period	3.5	(b)
Dribble Out Agreement	3.2(d)(ii)
Effective Time	3.1(~~a~~c)
Effectiveness Period	3.1	(a)
Indemnified Party	3.3	(c)
Indemnifying Party	3.3	(c)
Issuer	Preamble
Liability	3.3	(a)
New Security	4.1	(b)
Pledgee	3.4	(a)

Term	Section

Registration Actions	3.5 (b)
Relevant Exchange	3.2(a)(vi)
Restructuring Agreement	Preamble
Shelf Registration Statement	3.1 (a)
Subsequent Registration Statement	3.1 (e)
Underwriting	3.2(~~a~~d)

ARTICLE II

REPRESENTATIONS AND WARRANTIES AND CERTAIN COVENANTS

     2.1 Representations and Warranties of ~~MediaOne~~Trust II. ~~MediaOne~~Trust II represents and warrants to the Issuer with respect to itself and its ownership of ~~its~~the Issuer ~~Common Stock~~’s securities as follows:

          (a) Organization, Power and Authority, Binding Agreement. ~~MediaOne~~Trust II is a ~~corporation~~statutory trust duly organized, validly existing and in good standing under the laws of its jurisdiction of ~~incorporation~~formation and has all requisite ~~corporate~~trust power and authority to enter into this Agreement. This Agreement has been duly and validly authorized by all necessary ~~corporate~~trust action and has been duly executed and delivered by ~~MediaOne~~Trust II, and this Agreement (assuming due execution and delivery by the other party hereto) constitutes the valid and binding obligation of ~~MediaOne~~Trust II, enforceable in accordance with its terms, except as the indemnification and contribution provisions of Section 3.3 may be held to be unenforceable as against public policy and except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors’ rights generally and by general equitable principles (whether considered in a proceeding in equity or at law).

          (b) No Conflicts.

               (i)  ~~Except as set forth on Schedule A hereto, the~~The execution and delivery of this Agreement by ~~MediaOne~~Trust II does not and the consummation by ~~MediaOne~~Trust II of the transactions contemplated by this Agreement will not (1) conflict with, or result in any violation or breach of, any provision of the ~~charter, by-laws or other~~ organizational ~~document~~documents of ~~MediaOne~~Trust II, (2) conflict with, or result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation) under, require a consent or waiver under, constitute a change in control under, or result in the imposition of any Lien on ~~MediaOne~~Trust II’s shares of Issuer Common Stock under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or instrument to which such Stockholder is a party or by which it or any of its properties or assets may be bound or (3) conflict with or violate any permit, concession, franchise, license, judgment, injunction, order, decree, statute, law, ordinance, rule or regulation applicable to ~~MediaOne~~Trust II or any of its properties or assets, except in the case of clauses (2) and (3) of this Section 2.1(b)(i) for any such conflicts, violations, breaches, defaults, terminations, cancellations, accelerations or Liens as would not, individually or in the aggregate, have a material adverse effect on the ability of ~~MediaOne~~Trust II to consummate the transactions contemplated by this Agreement or the effectiveness of any Registration Statement.

               (ii) ~~Except as set forth on Schedule A hereto, no~~No consent, approval, license, permit, order or authorization of, or registration, declaration, notice or filing with, any Governmental Entity is required by or with respect to ~~MediaOne~~Trust II in connection with the execution, delivery and performance of this Agreement by ~~MediaOne~~Trust II and the consummation by ~~MediaOne~~Trust II of the transactions contemplated by this Agreement, other than filings required by the Securities Act, the Exchange Act or any self-regulatory organization.

     2.2 Certain Acknowledgments of each Stockholder. Each Stockholder acknowledges that all Registrable Securities will be issued pursuant to an exemption from registration under the Securities Act and applicable state securities laws and agrees not to sell or otherwise dispose of such Registrable Securities in any transaction which would be in violation of the Securities Act or applicable state securities laws. Each Stockholder acknowledges that the following legend will appear on the certificates for the Registrable Securities reflecting the foregoing restriction. The Issuer shall, at the request of any Stockholder, remove from each certificate evidencing Registrable Securities the following legend if the Issuer is reasonably satisfied (based upon an opinion of counsel or other evidence) that the securities evidenced thereby may be publicly sold without registration under the Securities Act; provided, however, that the Issuer or Issuer’s counsel shall not be required to deliver an opinion of counsel to the effect that the securities evidenced thereby may be publicly sold without registration under the Securities Act unless Stockholder Counsel shall have delivered an opinion, upon which the Issuer and Issuer’s counsel are entitled to rely, to the effect that the securities evidenced thereby may be publicly sold without registration under the Securities Act.

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, THE SECURITIES OR “BLUE SKY” LAWS OF ANY STATE OR ANY OTHER SECURITIES LAWS. SUCH SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED, OR OTHERWISE ASSIGNED, EXCEPT (I) PURSUANT TO A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES WHICH IS EFFECTIVE UNDER ALL APPLICABLE SECURITIES LAWS, OR (II) UPON THE FURNISHING TO AOL TIME WARNER INC. BY THE HOLDER OF THIS CERTIFICATE OF AN OPINION OF COUNSEL OR OTHER EVIDENCE REASONABLY ACCEPTABLE TO AOL TIME WARNER INC. THAT SUCH TRANSACTION IS NOT REQUIRED TO BE REGISTERED UNDER APPLICABLE SECURITIES LAWS.”

     2.3 Representations and Warranties of the Issuer. The Issuer hereby represents and warrants to each Stockholder as follows:

          (a) Power, Binding Agreement. The Issuer is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to enter into this Agreement. This Agreement has been duly and validly authorized by all necessary corporate action and has been duly executed and delivered by the Issuer, and this Agreement (assuming due execution and delivery by the other party hereto), constitutes the valid and binding obligation of the Issuer, enforceable in accordance with its terms, except as the indemnification and contribution provisions contained in Section 3.3 may be held to be unenforceable as against public policy and except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors’ rights generally and by general equitable principles (whether considered in a proceeding in equity or at law).

          (b) No Conflicts.

               (i) The execution and delivery of this Agreement by the Issuer does not and the consummation by the Issuer of the transactions contemplated by this Agreement will not, (1) conflict with, or result in any violation or breach of, any provision of the charter, by-laws or other organizational document of the Issuer, (2) conflict with, or result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation) under, require a consent or waiver under, constitute a change in control under, or result in the imposition of any Lien on the Issuer’s assets under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or instrument to which the Issuer is a party or by which it or any of its properties or assets may be bound or (3) conflict with or violate any permit, concession, franchise, license, judgment, injunction, order, decree, statute, law, ordinance, rule or regulation applicable to the Issuer or any of its properties or assets, except in the case of clauses (2) and (3) of this Section 2.3(b)(i) for any such conflicts, violations, breaches, defaults, terminations, cancellations, accelerations or Liens which would not, individually or in the aggregate, have a material adverse effect on the ability of the Issuer to consummate the transactions contemplated by this Agreement or the effectiveness of any Registration Statement.

               (ii) No consent, approval, license, permit, order or authorization of, or registration, declaration, notice or filing with, any Governmental Entity is required by or with respect to the Issuer in connection with the execution, delivery and performance of this Agreement by the Issuer or the consummation by the Issuer of the transactions contemplated by this Agreement, other than filings and other actions required by the Securities Act, the Exchange Act, the rules of any stock exchange or automated quotation system on which the Registrable Securities are to be listed, the rules of any self-regulatory organization and state securities or “blue sky” laws.

ARTICLE III

REGISTRATION RIGHTS

     3.1 Shelf Registration.

          (a) The Issuer shall prepare and file a “shelf” registration statement (the “Shelf Registration Statement”) with respect to the Registrable Securities on Form S-3 for an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act. The Issuer agrees to give ~~MediaOne~~Trust II not less than 10 days advance notice of its intent to file the Shelf Registration Statement.

          (b) Subject to the provisions of Section 3.5, the Issuer shall use all commercially reasonable efforts to file the Shelf Registration Statement no later than 30 days prior to the date it reasonably anticipates the Closing will occur; provided that no such filing shall be required to be made prior to the Closing, or, if made, such filing may be withdrawn, if the Issuer determines in good faith, based on the advice of outside securities counsel to the Issuer, that either (1) such filing would reasonably be expected to prevent the offer and sale of the Issuer Common Stock to ~~MediaOne~~Trust II under the Restructuring Agreement from being eligible for an exemption from registration under the Securities Act or (2) the Commission’s rules and regulations or the Staff of the Commission would not permit a re-sale shelf Registration Statement to be filed or declared effective prior to issuance of the Registrable Securities. Subject to Section 3.5(b), if , ~~purusant~~pursuant to the preceding sentence, the Issuer does not file the Shelf Registration Statement prior to the Closing, the Issuer agrees that it shall file the Shelf Registration Statement promptly (and in no event more than three Business Days) after the Closing and use all commercially reasonable efforts to have the Shelf Registration Statement declared effective as soon as practicable thereafter.

          (c) Subject to Section 3.1(b), the Issuer shall use all commercially reasonable efforts to have the Shelf Registration Statement declared effective ~~on~~as soon as practicable after the Closing ~~Date or promptly thereafter~~ and shall use all commercially reasonable efforts to keep the Shelf Registration Statement continuously effective, subject to the provisions of Section 3.5, during the time (the “Effectiveness Period”) commencing on the date such Shelf Registration Statement is declared effective (the “Effective Time”) and ending on the ~~earlier~~earliest to occur of (i) ~~one year after~~the second anniversary of the Closing ~~and~~, (ii) the date that is six months after the Effective Time and (iii) such time as all of the Registrable Securities cease to be Registrable Securities; provided, however, that (1) before filing a Registration Statement or Prospectus or any amendments or supplements thereto, the Issuer shall provide counsel to ~~MediaOne~~Trust II with a reasonable opportunity to review and comment on such Registration Statement and each Prospectus included therein (and each amendment and supplement thereto) to be filed with the Commission, subject to such documents being under the Issuer’s control, and (2) the Issuer shall notify ~~MediaOne~~Trust II and counsel to ~~MediaOne~~Trust II of any stop order issued or threatened by the Commission and take all commercially reasonable actions required to prevent the entry of such stop order or to remove it if entered. The ~~one~~six-~~year~~month period specified in clause (~~i~~ii) of ~~this Section 3.1(c)~~the preceding sentence shall be extended for a number of days equal to the number of days that elapse from (x) the date any written notice contemplated by Section 3.5(a) is given by the Issuer to (y) the date on which the Issuer delivers to the Stockholders the supplement or amendment contemplated by Section 3.5(a).

          (d) At the Effective Time, each Stockholder (and each Subsidiary of such Stockholder designated by such Stockholder) shall be named as a selling securityholder in the Shelf Registration Statement and related Prospectus in such a manner as to permit such Stockholder (and such designee) to deliver such Prospectus to purchasers of Registrable Securities in accordance with applicable law under ordinary circumstances. The “Plan of Distribution” section of the Shelf Registration Statement and Prospectus shall state that the Registrable Securities may be sold by the selling securityholders following the Effective Time in any legal manner selected by the Stockholders.

          (e) If the Shelf Registration Statement ceases to be effective for any reason at any time during the Effectiveness Period, the Issuer shall, subject to the provisions of Section 3.5, use all commercially reasonable efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event within 15 days after such cessation of effectiveness amend the Shelf Registration Statement in a manner reasonably expected by the Issuer to obtain the withdrawal of such order suspending the effectiveness thereof or, as promptly as practicable thereafter, file an additional registration statement (the “Subsequent Registration Statement”) covering the resale by the Stockholders of all of the then Registrable Securities on a delayed or continuous basis pursuant to Rule 415 under the Securities Act. If the Subsequent Registration Statement is filed, the Issuer shall use all commercially reasonable efforts, subject to the provisions of Section 3.5, to cause the Subsequent Registration Statement to become effective under the Securities Act and remain continuously effective during the Effectiveness Period.

          (f) The Issuer shall pay all Registration Expenses incurred in connection with the Shelf Registration Statement, any Subsequent Registration Statement and any supplements or amendments to them, whether or not they become effective, and whether all, none or some of the Registrable Securities are sold pursuant to any Registration Statement. It is understood and agreed that the Issuer may also register for public offering and sale pursuant to the Shelf Registration Statement or any Subsequent Registration Statement, initially or by amendment, securities other than Registrable Securities, but in doing so shall not limit any Stockholder’s rights hereunder (including any limitation arising by application of applicable rules under the Securities Act with respect to securities of the Issuer sold pursuant to such Shelf Registration Statement or Subsequent Registration Statement by any Person other than a Stockholder) or adversely affect the Stockholder’s ability to sell its Registrable Securities.

     3.2 Registration Procedures.

          (a) In connection with each Registration Statement, subject to the provisions of Section 3.5, to effect the registration of such Registrable Securities in accordance with the intended method of distribution thereof, the Issuer shall, as promptly as practicable, use all commercially reasonable efforts to:

               (i) supplement or amend, if necessary, the Registration Statement, as required by the registration form utilized by the Issuer or by the instructions applicable to such registration form or by the Securities Act or as reasonably required by the Requisite Holders, and the Issuer shall furnish to the holders of the Registrable Securities to which the Registration Statement relates copies of any such supplement or amendment prior to its being used and/or filed with the Commission;

               (ii) prepare and file with the Commission such amendments and supplements to the Registration Statement and the Prospectus used in connection therewith as may be necessary to keep the Registration Statement effective as required under Section 3.1 and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by the Registration Statement until the expiration of the Effectiveness Period; notwithstanding anything to the contrary in this Agreement, the Issuer shall not be required to file or have declared effective more than one post-effective amendment to the Registration Statement and shall not be required to file more than five supplements to the Prospectus contained in such Registration Statement, in each case, in connection with one or more Hedging Transactions or changes requested by the Stockholders to the Plan of Distribution therein;

               (iii) furnish to each seller of Registrable Securities, prior to filing a Registration Statement, copies of such Registration Statement in accordance with Section 3.1(c), and promptly thereafter furnish such number of conformed copies of such Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto) and the Prospectus included in such Registration Statement (including each preliminary Prospectus and any summary Prospectus) and any other Prospectus filed under Rule 424 under the Securities Act, and such other documents, as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities of such seller; in addition, the Issuer shall promptly after receipt furnish to each Stockholder copies of the portions of any and all transmittal letters and any other correspondence (including, but not limited to, comment letters) with the Commission or any other Governmental Entity relating to the sections of such Registration Statement or amendment or supplement thereto entitled “Plan of Distribution” or “Selling Stockholders”; and the Requisite Holders shall have the right to request that the Issuer modify any such information contained in such Registration Statement or amendment and supplement thereto pertaining to such Stockholders in such sections, and the Issuer shall use all commercially reasonable efforts to comply with such request; provided, however, that the Issuer shall not have any obligation to modify any information if the Issuer reasonably expects that so doing would cause the Registration Statement to contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

               (iv) (1) register or qualify all Registrable Securities and other securities covered by the Registration Statement under such other securities or “blue sky” laws of such States of the United States of America where an exemption is not available and as the sellers of Registrable Securities covered by the Registration Statement shall reasonably request, (2) keep such registration or qualification in effect during the Effectiveness Period, (3) obtain the withdrawal of any order or other determination suspending such registration or qualification during the Effectiveness Period and (4) take all other commercially reasonable action which may be reasonably necessary or advisable to enable such sellers to consummate the disposition in such jurisdictions of the securities to be sold by such sellers, except that the Issuer shall not for any such purpose be required to (A) qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this clause (iv) be obligated to be so qualified, (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction;

               (v) cause all Registrable Securities covered by the Registration Statement to be registered with or approved by such Governmental Entities as may be necessary in the written opinion of counsel to the Issuer and counsel to the seller or sellers of Registrable Securities to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities within the United States of America;

               (vi) (1) ~~cause~~ within four Business Days after the Closing, cause to be filed applications to list all Registrable Securities to be covered by ~~such~~the Registration Statement ~~to be~~on the New York Stock Exchange and each other national securities exchange on which the Issuer Common Stock is listed~~, effective as of the Closing~~ (~~or if not possible~~each, a “Relevant Exchange”); (2) as promptly ~~thereafter~~ as ~~possible)~~practicable, cause such Registrable Securities to be approved by each Relevant Exchange for listing on such Relevant Exchange, subject to official notice of issuance~~, on the New York Stock Exchange,~~; and (~~2~~3) comply with all applicable rules of the New York Stock Exchange so as to permit the continued listing of the Issuer Common Stock (or such securities ~~on~~into which the ~~New~~Issuer ~~York~~Common Stock ~~Exchange~~is converted, exchanged or substituted) thereon;

               (vii) during the time when a Prospectus is required to be delivered under the Securities Act, promptly give notice to all Stockholders selling securities pursuant to such Prospectus (1) of the receipt by the Issuer of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threat in writing of any proceeding for such purpose, (2) of the occurrence of any of the events described in Section 3.5(a) (provided, however, that no notice by the Issuer shall be required pursuant to this subclause (2) in the event that the Issuer either promptly files a Prospectus supplement or amendment to update the Prospectus or a Form 8-K or other appropriate Exchange Act report that is incorporated by reference into the Registration Statement, which, in either case, contains the requisite information with respect to such event that results in the Registration Statement no longer containing any untrue statement of material fact or omitting to state a material fact necessary to make the statements contained therein not misleading) and (3) of the determination by the Issuer that a post-effective amendment to a Registration Statement will be filed with the Commission;

               (viii) comply with all applicable rules and regulations of the Commission, and, if requested, make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months, but not more than 18 months, beginning with the first full calendar month after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder, and promptly furnish to each such seller of Registrable Securities a copy of any amendment or supplement to the Registration Statement or prospectus;

               (ix) timely file the reports and materials required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder (including but not limited to the reports under Sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c) of Rule 144) and shall take all commercially reasonable actions as a Stockholder or any broker or dealer facilitating a sale of Registrable Securities may reasonably request to enable such Stockholder to sell or hedge Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such rule may be amended from time to time, or (b) any similar rules or regulations hereafter adopted by the Commission; upon the reasonable request of any Stockholder the Issuer shall deliver to such Stockholder a written statement as to whether it has complied with such request;

               (x) cooperate with each holder to facilitate the timely preparation and delivery of certificates representing Registrable Securities sold pursuant to a Registration Statement, and provide the transfer agent for the Registrable Securities with certificates for the Registrable Securities that are in a form eligible for deposit with The Depository Trust Company; and

               (xi) promptly take all other steps reasonably necessary to effect the registration of the Registrable Securities contemplated hereby.

          (b) The Issuer may require each seller of Registrable Securities to (1) furnish the Issuer such information regarding such seller and the distribution of such securities as the Issuer may from time to time reasonably request in writing, (2) agree to comply with the Securities Act and the Exchange Act and all applicable state securities laws and to use all commercially reasonable efforts to comply with all applicable regulations in connection with the registration and distribution of the Registrable Securities, and (3) use all commercially reasonable efforts to enter into and perform customary agreements (including agreements relating to an Underwriting) and take such other actions as are prudent and reasonably required in order to expedite or facilitate the disposition of such Registrable Securities.

          (c) Each holder of Registrable Securities agrees by acquisition of such Registrable Securities that, upon receipt of any notice from the Issuer of the happening of any event of the kind described in clauses (i), (ii) and (iii) of the first sentence of Section 3.5(b) and subject to the last two sentences of Section 3.5(b), such holder shall forthwith discontinue such holder’s disposition of Registrable Securities pursuant to the Registration Statement until such holder receives copies of the supplemented or amended Prospectus contemplated by Section 3.5(a) or 3.2(a)(vii) and, if so directed by the Issuer, will promptly deliver to the Issuer (at the Issuer’s expense) all copies, other than permanent file copies, then in such holder’s possession of the Prospectus relating to such Registrable Securities current at the time of receipt of such notice.

          (d) If any shares of Issuer Common Stock are to be sold in an underwritten public offering, which, for the avoidance of doubt, the parties agree includes (1) a transaction in which the underwriter or underwriters act as principal for the sale of Registrable Class Securities pursuant to any Registration Statement (including in order to hedge its economic exposure to a Hedging Transaction) and (2) a transaction that constitutes an “at the market offering” (as such term is defined in Rule 415 under the Securities Act), in which the counterparty acts as agent (and not as principal) (each, an “Underwriting”):

               (i) Subject to subclauses (ii) and (iii) of this Section 3.2(d), the Issuer shall enter into an underwriting or similar agreement of the type customary or reasonably appropriate for the types of offerings which are most similar to such Underwriting, among the Issuer, the selling Stockholder or Stockholders and the counterparties, which agreement shall include, without limitation, customary provisions relating to: (1) representations and warranties of the Issuer and the selling Stockholder or Stockholders to the counterparties; (2) the performance by the counterparties and their representatives of a reasonable “due diligence” investigation of the Issuer; (3) receipt by the counterparties of accountant’s “comfort” letters, addressed to such counterparties, in customary form and covering such matters as are customarily covered by “cold comfort” letters delivered in connection with such type of transaction; (4) receipt by the counterparties of disclosure opinions, addressed to such counterparties, of internal counsel to the Issuer (or, at the Stockholders’ expense, of nationally recognized outside counsel to the Issuer), in customary form and covering such matters as are customarily covered by such opinions delivered in connection with such type of transaction, which opinion is reasonably acceptable to the counterparty; (5) receipt by the counterparties of other reasonable and customary certificates and closing documents; and (6) indemnification of, and contribution in connection with the liability of, the counterparties and their control persons arising from the Underwriting, which indemnity is reasonably acceptable to the counterparty. Notwithstanding anything to the contrary in this Agreement, the employees of the Issuer shall not be required to participate in any “road shows” or similar marketing activities. For purposes of subclauses (1) through (6) of this Section 3.2(d)(i), if the Prospectus or Registration Statement is required to include disclosure to the effect that any Selling Stockholder is, or may be deemed to be, an “underwriter” under the Securities Act, then the term “counterparties” shall include such Selling Stockholder.

               (ii) Subject to subclause (iii), in the case of any Underwriting that is an “at the market offering” (as such term is defined in Rule 415 under the Securities Act) in which the counterparty acts as agent (and not as principal), the Issuer shall be required to enter into only one such underwriting or similar agreement on or prior to the commencement date of such offering (a “Dribble Out Agreement”). Such Dribble Out Agreement shall remain effective until the end of the Effectiveness Period, and the comfort letters, opinions, certificates and closing documents described in subclause (i) shall be delivered only at the time of execution of such Dribble Out Agreement (except as required under Section 3.2(d)(iv)).

               (iii) Notwithstanding the foregoing, the Issuer shall not be obligated to enter into any underwriting or similar agreement, furnish the documents and information set forth in Section 3.2(d)(i), permit the counterparties to conduct due diligence investigations or provide indemnification or contribution, in each case, as contemplated by Section 3.2(d)(i) or (ii), on more than three occasions. The Issuer shall use all commercially reasonable efforts to provide such comfort letters, opinion, certificates and closing documents contemplated by this Section 3.2(d) within 10 Business Days after a request therefor by the Stockholders.

               (iv) In addition, on one occasion only, in connection with an Underwriting pursuant to a Dribble Out Agreement as to which sales of securities thereunder were prohibited pursuant to Section 3.5 prior to the 20th trading day on the New York Stock Exchange after the effectiveness of such Dribble Out Agreement, the Issuer shall use all commercially reasonable efforts to obtain the comfort letters, opinions, certificates and other documents described in Section 3.2(d)(i), at the end of such Deferral Period.

     3.3 Indemnification.

          (a) The Issuer agrees to indemnify and hold harmless each Stockholder, its partners, directors, officers, trustees, other Affiliates and each Person who controls (within the meaning of Section 15 of the Securities Act) such Stockholder from and against any and all losses, claims, damages, liabilities and expenses, or any action or proceeding in respect thereof (including reasonable costs of investigation and reasonable attorneys’ fees and expenses) (each, a “Liability” and collectively, “Liabilities”), arising out of or based upon any untrue, or allegedly untrue, statement of a material fact contained in any Registration Statement, Prospectus or preliminary Prospectus or notification or offering circular (as amended or supplemented if the Issuer shall have furnished any amendments or supplements thereto) or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading under the circumstances such statements were made; provided, however, that the Issuer shall not be liable (i) in any such case to the extent that any such Liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement, Prospectus or preliminary Prospectus or notification or offering circular in reliance upon and in conformity with written information furnished to the Issuer by or on behalf of such Stockholder (including, without limitation, the information provided pursuant to Section 3.2(b) or 3.3(b)), specifically for use in the preparation thereof and (ii) for any Liability if (1) the Issuer has notified such Stockholder to suspend use of the Prospectus pursuant to Section 3.5(a) or (b), (2) such Stockholder continues to use the relevant Prospectus notwithstanding such notice, and (3) such Liability arises from or is based upon an untrue statement or alleged untrue statement of any material fact or omission to state a material fact that was cured in the supplemented or amended Prospectus contemplated by Section 3.5(a) or (b).

          (b) Indemnification by each Stockholder. Each Stockholder shall promptly furnish to the Issuer in writing such information with respect to such Stockholder and the distribution of the Registrable Securities as the Issuer may reasonably request or as may be required by law for use in connection with any Registration Statement or Prospectus and all information required to be disclosed in order to make the information previously furnished to the Issuer by such Stockholder not materially misleading or necessary to cause such Registration Statement not to omit a material fact with respect to such Stockholder necessary in order to make the statements therein not misleading. Each Stockholder agrees, severally but not jointly, to indemnify and hold harmless the Issuer, any underwriter retained by the Issuer, their respective directors, officers and other Affiliates and each Person who controls the Issuer or such underwriter (within the meaning of Section 15 of the Securities Act) to the same extent as the indemnity from the Issuer to such Stockholder under Section 3.3(a) but only with respect to information provided by such Stockholder or on such Stockholder’s behalf expressly for use in the Registration Statement or Prospectus relating to the Registrable Securities; provided, however, that the liability of each Stockholder under this Section 3.3(b) shall be limited to the amount of net proceeds received by such Stockholder in the transaction giving rise to such Liability.

          (c) Notices of Claims, etc. Any Person entitled to indemnification under this Section 3.3 (each, an “Indemnified Party”) agrees to give prompt written notice to each indemnifying party (each, an “Indemnifying Party”) after the receipt by the Indemnified Party of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which the Indemnified Party intends to claim indemnification or contribution pursuant to this Agreement; provided, however, that the failure so to notify the Indemnifying Party shall not relieve the Indemnifying Party of any Liability that it may have to the Indemnified Party hereunder (except to the extent that the Indemnifying Party forfeits substantive rights or defenses by reason of such failure), and in no event shall such failure relieve the Indemnifying Party from any other Liability it may have to such Indemnified Party. If notice of commencement of any such action is given to the Indemnifying Party as above provided, the Indemnifying Party shall be entitled to participate in and, to the extent it may wish, jointly with any other Indemnifying Party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it. The Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be paid by the Indemnified Party unless (i) the Indemnifying Party agrees to pay the same, (ii) the Indemnifying Party fails to assume the defense of such action, (iii) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (iv) the named parties to any such action (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and such parties have been advised by such counsel that either (x) representation of such Indemnified Party and the Indemnifying Party by the same counsel would be inappropriate under applicable standards of professional conduct or presents a conflict of interest or (y) there may be one or more legal defenses available to the Indemnified Party which are different from, inconsistent with or additional to those available to the Indemnifying Party. In any of the cases specified in clauses (ii) and (iv) of the immediately preceding sentence, the Indemnifying Party shall not be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all Indemnified Parties. No Indemnifying Party shall be liable for any settlement entered into without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the consent of such Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which such Indemnified Party is a party and indemnity has been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability for claims that are the subject matter of such proceeding.

          (d) If the indemnification provided for in this Section 3.3 shall for any reason be held by a court of competent jurisdiction to be unavailable to an Indemnified Party, in respect of any Liability, then, in lieu of the amount paid or payable under Section 3.3(a) or (b), as the case may be, the Indemnified Party and the Indemnifying Party shall contribute to the aggregate Liabilities in such proportion as is appropriate to reflect the relative fault of the Issuer and the prospective sellers of Registrable Securities covered by the Registration Statement in connection with the statements or omissions which resulted in such loss, claim, damage or liability, or action or proceeding in respect thereof, as well as any other relevant equitable considerations (the relative fault of the Issuer and such prospective sellers to be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer or such prospective sellers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission). The parties hereto acknowledge that in no event shall the obligation of any Indemnifying Party to contribute under this Section 3.3(d) exceed the amount that such Indemnifying Party would have been obligated to pay by way of indemnification if the indemnification provided for under Section 3.3(a) or (b) had been available under the circumstances. The Issuer and each Stockholder agree that it would not be just and equitable if contribution pursuant to this Section 3.3(d) were determined by pro rata allocation (even if such Stockholders were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the first sentence of this Section 3.3(d). No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Such prospective sellers’ obligations to contribute as provided in this Section 3.3(d) are several in proportion to the relative value of their respective Registrable Securities covered by such Registration Statement and not joint.

          (e) Indemnification Payments. The indemnification and contribution required by this Section 3.3 shall be made by prompt periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

     3.4 Transfer of Registration Rights.

          (a) Each Stockholder may transfer Registrable Securities with the associated registration rights under this Agreement to a Permitted Transferee or pledgee (“Pledgee”) only if (1) such Permitted Transferee or Pledgee agrees in writing to be bound as a Stockholder by the provisions of this Agreement insofar as it pertains to the holding, owning and disposition of Registrable Securities and (2) immediately following such transfer or pledge, the further disposition of such Registrable Securities by such Permitted Transferee or Pledgee would be restricted under the Securities Act.

          (b) Upon any transfer of Registrable Securities other than as set forth in this Section 3.4, such securities shall no longer constitute Registrable Securities, except that any Registrable Securities that are pledged or made the subject of a Hedging Transaction, which Registrable Securities are not ultimately disposed of by the Stockholders pursuant to such pledge or Hedging Transaction shall, to the extent such securities remain “restricted securities” under the Securities Act, be deemed to remain “Registrable Securities” notwithstanding the release of such pledge or the completion of such Hedging Transaction.

          (c) If a Stockholder assigns its rights under this Agreement in connection with the transfer of less than all of its Registrable Securities, such Stockholder shall retain its rights under this Agreement with respect to its remaining Registrable Securities. If a Stockholder assigns its rights under this Agreement in connection with the transfer of all of its Registrable Securities, such Stockholder shall have no further obligations under this Agreement, except under Section 3.3, with respect to transactions occurring prior to such assignment.

     3.5 Suspension of Sales.

          (a) The Issuer shall promptly notify each Stockholder selling securities pursuant to a Prospectus (1) upon discovery that, or upon the happening of any event as a result of which, the Prospectus or the Registration Statement includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or the occurrence of any event specified in clause (b) below; (2) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or (3) of any written request by the Commission for amendments to the Registration Statement or supplements or amendments to the Prospectus. In no event shall the Issuer be required, in such notice to the Stockholders, to set forth the details of any such event, order or request. Immediately following any such event (x) upon the request of the Issuer, each Stockholder shall suspend the use of the Prospectus and shall not sell any Registrable Securities pursuant to the Registration Statement until such Stockholder has received copies of the supplemented or amended Prospectus or until it is advised by the Issuer that the Prospectus may be used, and (y) the Issuer shall use all commercially reasonable efforts to, as promptly as practicable or in the case of an event specified in clause (b) below, by the end of the Deferral Period (as defined below), prepare and file a post-effective amendment to the Registration Statement or a supplement or amendment to the related Prospectus or any document that would be incorporated by reference into the Registration Statement and Prospectus so that the Registration Statement does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and such Prospectus does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and promptly thereafter deliver to the holders of the Registrable Securities a reasonable number of copies of the supplement or amendment of such Prospectus complying with the foregoing, and, in the case of a post-effective amendment to a Registration Statement, use all commercially reasonable efforts to cause it to be declared effective as promptly as is reasonably practicable.

          (b) The Issuer shall not be required to file any Registration Statement pursuant to this Agreement, file any amendment thereto, furnish any supplement or amendment to a Prospectus included in a Registration Statement pursuant to Section 3.2(a)(i) or 3.2(a)(ii), make any other filing with the Commission, cause any Registration Statement or other filing with the Commission to become effective, or take any similar action (collectively, “Registration Actions”) and may withdraw any Registration Statement or other filing with the Commission, and any and all sales of Registrable Securities by a holder thereof pursuant to a Registration Statement shall be suspended: (i) if such Registration Action would, in the good-faith judgment of the Board of Directors, materially interfere with business activities or plans of the Issuer, or (ii) if such Registration Action would, in the good-faith judgment of the Board of Directors, require the disclosure of material non-public information which disclosure, in the good-faith judgment of the Board of Directors, would be detrimental to the Issuer or (iii) if such Registration Action would require the inclusion of audited financial statements of the Issuer that are not then available. Upon the occurrence of any condition described in clauses (i), (ii) or (iii) of the first sentence of this Section 3.5(b), the Issuer shall give prompt notice thereof (which notice shall state whether it intends to delay any of the Registration Actions and/or suspend sales of Registrable Securities) to the Stockholders. Upon the termination of the condition described in clauses (i), (ii) or (iii) of the first sentence of this Section 3.5(b), the Issuer shall give prompt notice to the holders of Registrable Securities and shall promptly proceed with the Registration Actions and make any other filing with the Commission required of it or terminate any suspension of sales it has put into effect and shall take all such other commercially reasonable actions to permit registered sales of Registrable Securities as contemplated by this Agreement. It is understood and agreed that the foregoing provisions of this Section 3.5(b) shall not prevent a sale or hedge pursuant to Rule 144 by a holder of Registrable Securities or pursuant to any other exemption from the registration requirements under the Securities Act. Notwithstanding anything to the contrary in this Section 3.5(b), the

Issuer may only delay Registration Actions or suspend sales of Registrable Securities for three periods (each, a “Deferral Period”) of up to 120 days, in the aggregate, in any period of twelve consecutive months. In addition, no suspension pursuant to Section 3.5(b) shall be effective unless (x) each director and executive officer of the Issuer is also prohibited by the Issuer’s insider trading policy or otherwise from making purchases and sales (other than those made pursuant to plans designed to comply with Rule 10b5-1(c)(1)(i) under the Exchange Act) by reason of the condition specified in the first sentence of Section 3.5(b) and (y) each other holder entitled to sell equity securities of the Issuer pursuant to registration rights under a selling stockholder prospectus is, or agrees to be, subject to deferral provisions substantially similar to or more restrictive than those contained in Section 3.5(b).

     3.6 Registration in Connection with Hedging Transactions.

          (a) The Issuer acknowledges that from time to time a Stockholder may seek to enter into one or more Hedging Transactions with a Hedging Counterparty. Notwithstanding anything to the contrary provided herein, the Issuer agrees that, in connection with any proposed Hedging Transaction, if, in the reasonable judgment of Stockholder Counsel (after good-faith consultation with counsel to the Issuer), it is necessary or desirable to register under the Securities Act such Hedging Transaction or sales or transfers (whether short or long) of Registrable Class Securities in connection therewith, then the Issuer shall use all commercially reasonable efforts to take such actions (which may include, among other things, the filing of a post-effective amendment to the Registration Statement to include additional or changed information that is material or is otherwise required to be disclosed, including, without limitation, a description of such Hedging Transaction, the name of the Hedging Counterparty, identification of the Hedging Counterparty or its Affiliates as underwriters or potential underwriters, if applicable, or any change to the Plan of Distribution) as may reasonably be required to register such Hedging Transactions or sales or transfers of Registrable Class Securities in connection therewith under the Securities Act in a manner consistent with the rights and obligations of the Issuer hereunder with respect to the registration of Registrable Securities.

          (b) The Issuer further agrees to include under the caption “Plan of Distribution” (or the equivalent caption) in each Registration Statement, and any related prospectus (to the extent such inclusion is permitted under applicable Commission regulations and is consistent with comments received from the Commission during any Commission review of the Registration Statement), language in substantially the form of Annex A hereto and to include in each prospectus supplement filed in connection with any proposed Hedging Transaction language mutually agreed upon by the Issuer, the relevant Stockholder and the Hedging Counterparty describing such Hedging Transaction.

          (c) Any information regarding the Hedging Transaction included in a Registration Statement or Prospectus pursuant to this Section 3.6 shall be deemed to be information provided by the Stockholders selling Registrable Securities pursuant to such Registration Statement for purposes of Section 3.3.

          (d) If in connection with a Hedging Transaction a Hedging Counterparty or any Affiliate thereof is (or may be considered) an underwriter or selling stockholder, then it shall be required to provide customary indemnities to the Issuer regarding itself, the Plan of Distribution and like matters.

          (e) In addition, regardless of whether the Hedging Counterparty in any Hedging Transaction is considered under applicable law to be an underwriter, in any Hedging Transaction other than an OTC Hedging Transaction, where the aggregate Market Value of Registrable Securities proposed to be hedged is greater than $375 million, (i) the Stockholders holding a majority of the securities proposed to be included in such Hedging Transaction shall have the right to select one nationally-recognized investment banking firm to act as a co-lead book-running Hedging Counterparty (or the equivalent) with respect to such Hedging Transaction, which firm shall be reasonably acceptable to the Issuer; and (ii) the Issuer shall have the right to select one nationally-recognized investment banking firm to act as a co-lead book-running Hedging Counterparty (or the equivalent) with respect to such Hedging Transaction, which firm shall be reasonably acceptable to the Stockholders holding a majority of the securities proposed to be included in such Hedging Transaction. To the extent that the Issuer has the right to select a nationally-recognized investment banking firm to act as a co-lead book-running Hedging Counterparty (or the equivalent) pursuant to this Section 3.6(e), the Stockholders proposing to effect such Hedging Transaction shall give the Issuer reasonable notice, taking into account the type of Hedging Transaction, of their intention to enter into such Hedging Transaction, which notice shall contain a reasonably detailed description of the terms of such Hedging Transaction.

     3.7 Underwriting. In any underwritten public offering of Registrable Securities (other than an OTC Hedging Transaction) pursuant to a Registration Statement filed under this Agreement in which at least $500 million of Registrable Securities or all remaining Registrable Securities are proposed to be sold, (i) Stockholders holding a majority of the Registrable Securities to be sold pursuant to such offering shall have the right to select one nationally-recognized investment banking firm to act as a co-lead book running manager (or the equivalent) with respect to such offering, which firm shall be reasonably acceptable to the Issuer; and (ii) the Issuer shall have the right to select only one nationally-recognized investment banking firm as a co-lead book running manager (or the equivalent) with respect to such offering, which firm shall be reasonably acceptable to Stockholders holding a majority of the Registrable Securities to be sold pursuant to such offering.

ARTICLE IV

MISCELLANEOUS

     4.1 Recapitalization, Exchanges, etc.

          (a) ~~4.1 Recapitalization, Exchanges, etc.~~ The provisions of this Agreement shall apply to the full extent set forth herein with respect to (i) the shares of Issuer Common Stock issuable upon conversion of the Issuer Preferred Stock acquired by ~~MediaOne~~Trust II pursuant to the Restructuring Agreement, (ii) any and all shares of voting common stock of the Issuer into which such shares of Issuer Common Stock are converted, exchanged or substituted in any recapitalization or other capital reorganization by the Issuer (excluding any such securities that are freely transferable without registration under the Securities Act) and (iii) any and all equity securities (excluding any such securities that are freely transferable without registration under the Securities Act) of the Issuer or any of its Affiliates or any successor or assign or acquirer of the Issuer or any of its Affiliates (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in conversion of, in exchange for ~~or~~, in substitution of or as a distribution on, such shares of Issuer Common Stock and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, recapitalizations and the like occurring after the date hereof. The Issuer shall cause any such Affiliate, successor or assign or acquiror (whether by merger, consolidation, sale of assets or otherwise) to enter into a new registration rights agreement with ~~each Stockholder on terms no less favorable~~respect to such equity securities with each Stockholder ~~than the~~on terms no less favorable to such Stockholder than the terms provided ~~under~~  under this Agreement ~~as a~~  as a condition ~~of any such~~  precedent to any such transaction.

          (b) If the Issuer Preferred Stock is converted, exchanged or substituted in connection with any recapitalization or other capital reorganization or merger, consolidation or other transaction into shares of another security (a “New Security”), whether of the Issuer or another issuer, as a condition precedent to any such transaction, the Issuer shall, or shall cause such other issuer to, enter into a new registration rights agreement with each Stockholder with respect to the securities into which such New Security is convertible on terms no less favorable to such Stockholder than the terms provided under this Agreement.

     4.2 Notices. All notices, requests, claims and demands and other communications hereunder shall be in writing and shall be deemed duly delivered (i) four Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid, or (ii) one Business Day after being sent by facsimile transmission (provided the sender retains confirmation thereof) or for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service, in each case to the intended recipient as set forth below:

If to the Issuer, to:	AOL Time Warner Inc. 75 Rockefeller Center Plaza New York, ~~New York~~NY 10019 Attention: Executive Vice President and General Counsel Fax: (212) 258-3172

With a copy to:

Paul, Weiss, Rifkind, Wharton & Garrison

1285 Avenue of the Americas New York, NY 10019 Attention: Robert B. Schumer Fax: (212) 757-3990

If to ~~MediaOne prior to the closing of the AT&T-Comcast Merger~~Trust II, to:	~~AT&T Corp.~~
~~295 North Maple Avenue~~
~~Basking Ridge, New Jersey 07920~~
~~Attention: Corporate Secretary~~
~~Fax:~~TWE Holdings II Trust
c/o Edith E. Holiday
801 West Street
2nd Floor
Wilmington, DE  ~~(908)953-8360~~19801
Fax: (302) 428-1410

With a copy to:

~~Wachtell, Lipton, Rosen & Katz 51 West 52nd~~Sullivan & Cromwell LLP 125 Broad Street New York, ~~New York~~NY ~~10019 Attention: Trevor Norwitz~~10004 Fax: (212) ~~450~~558-~~4800~~3588 Attn: James C. Morphy, Esq

~~With a copy to:~~Potter Anderson & Corroon LLP Hercules Plaza, 1313 N. Market Street P.O. Box 951 Wilmington, Delaware 19899-0951

Attn: Leonard S. Togman, Esq. Fax: (302) 658-1192

~~Comcast Corporation 1500 Market Street Philadelphia, Pennsylvania 19102 Attention: General Counsel Fax: (215) 981-7794~~

Comcast Corporation 1500 Market Street Philadelphia, PA 19102 Attention: General Counsel Fax: (215) 981-7794

~~With a copy to:~~ Davis Polk & Wardwell 450 Lexington Avenue New York, ~~New York~~NY 10017 Attention: Dennis S. Hersch William L. Taylor Fax: (212) 450-4800

~~if to MediaOne following the closing of the AT&T-Comcast Merger, to:~~	~~Comcast Corporation 1500 Market Street Philadelphia, Pennsylvania 19102 Attention: General Counsel Fax: (215) 981-7794~~

~~With a copy to:~~

~~Davis Polk & Wardwell 405 Lexington Avenue New York, New York 10017 Attention: Dennis S. Hersch William L. Taylor Fax: (212) 450-4800~~

Any party to this Agreement may give any notice or other communication hereunder using any other means (including personal delivery, messenger service, telecopy or ordinary mail), but no such notice or other communication shall be deemed to have been duly given unless and until it actually is received by the office of the party for whom it is intended during business hours on a Business Day in the place of receipt. Any party to this Agreement may change the address to which notices and other communications hereunder are to be delivered by giving the other parties to this Agreement notice in the manner herein set forth.

     4.3 Entire Agreement; No Inconsistent Agreement.

          (a) This Agreement constitutes the entire agreement among the parties hereto and supersedes any prior understandings, agreements or representations by or among the parties hereto, or any of them, written or oral, with respect to the subject matter hereof.

          (b) The Issuer shall not hereafter enter into or amend any agreement with respect to its securities which would adversely affect the rights granted to the holders of Registrable Securities in this Agreement in any material respect.

     4.4 Further Assurances. Each of the parties shall execute such documents and perform such further acts as may be reasonably required or desirable to carry out or perform the provisions of this Agreement.

     4.5 Other Agreements. Nothing contained in this Agreement shall be deemed to be a waiver of, or release from, any obligations any party hereto may have under any of the other Transaction Agreements.

     4.6 No Third-Party Beneficiaries. Except as provided in Section 3.3, this Agreement is not intended, and shall not be deemed, to confer any rights or remedies upon any Person other than the parties hereto and their respective successors and permitted assigns or to otherwise create any third-party beneficiary hereto.

     4.7 Assignment. This Agreement shall be binding upon and inure to the benefit of and shall be enforceable by the parties hereto and their respective successors and assigns and, with respect to each Stockholder, any Permitted Transferee. No assignment or transfer shall be effective hereunder unless and until the purported transferee executes and delivers an agreement, in form and substance reasonably acceptable to the parties, agreeing to be bound by the terms hereof.

     4.8 Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless consented to in writing by the Issuer and the Requisite Holders.

     4.9 Nominees for Beneficial Owners. In the event that any Registrable Securities are held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its election in writing delivered to the Issuer, be treated as the holder of such Registrable Securities for purposes of any request, consent, waiver or other action by any holder or holders of Registrable Securities pursuant to this Agreement or any determination of any number or percentage of shares of Registrable Securities held by any holder or holders of Registrable Securities contemplated by this Agreement. If the beneficial owner of any Registrable Securities so elects, the Issuer may require assurances reasonably satisfactory to it of such owner’s beneficial ownership of such Registrable Securities.

     4.10 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that shall achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.

     4.11 Counterparts and Signature. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties hereto and delivered to the other parties, it being understood that all parties need not sign the same counterpart. This Agreement may be executed and delivered by facsimile transmission.

     4.12 Interpretation. When reference is made in this Agreement to an Article or Section, such reference shall be to an Article or Section of this Agreement, unless otherwise indicated. The headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

     4.13 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice or conflict of laws provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of laws of any jurisdictions other than those of the State of New York.

     4.14 Submission to Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought exclusively in any federal or state court located in the State and City of New York, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 4.2 as to giving notice hereunder shall be deemed effective service of process on such party.

     4.15 Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party shall be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy shall not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which the parties are entitled at law or in equity.

     4.16 WAIVER OF JURY TRIAL. EACH OF THE ISSUER AND THE STOCKHOLDERS HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF THE ISSUER AND THE STOCKHOLDERS IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

AOL TIME WARNER INC

By:	Name: Spencer B. Hays Title: Senior Vice President

[MEDIAONE OF COLORADO, INC.]

By:	Name: Title:

TWE HOLDINGS II TRUST

By:	Name: Edith E. Holiday, solely in her capacity as Operating Trustee

Table of Contents

		Page

ARTICLE I	DEFINITIONS	1
1.1	Certain Definitions	1
1.2	Capitalized Terms	5
1.3	Successor Laws, Rules, Regulations and Forms	5
1.4	Other Definitions	5
ARTICLE II	REPRESENTATIONS AND WARRANTIES AND CERTAIN COVENANTS	~~5~~6
2.1	Representations and Warranties of ~~MediaOne 5~~TrustII	6
2.2	Certain Acknowledgments of each Stockholder	~~6~~7
2.3	Representations and Warranties of the Issuer	7
ARTICLE III	REGISTRATION RIGHTS	~~8~~9
3.1	Shelf Registration	~~8~~9
3.2	Registration Procedures	10
3.3	Indemnification	~~14~~15
3.4	Transfer of Registration Rights	~~17~~18
3.5	Suspension of Sales	~~17~~18
3.6	Registration in Connection with Hedging Transactions	~~19~~20
3.7	Underwriting	~~20~~21
ARTICLE IV	MISCELLANEOUS	21
4.1	Recapitalization, Exchanges, etc	21
4.2	Notices	~~21~~22
4.3	Entire Agreement; No Inconsistent Agreement	23
4.4	Further Assurances	~~23~~24
4.5	Other Agreements	~~23~~24
4.6	No Third-Party Beneficiaries	~~23~~24
4.7	Assignment	~~23~~24
4.8	Amendments and Waivers	~~23~~24
4.9	Nominees for Beneficial Owners	~~23~~24
4.10	Severability	24
4.11	Counterparts and Signature	~~24~~25
4.12	Interpretation	~~24~~25
4.13	Governing Law	~~24~~25
4.14	Submission to Jurisdiction	25
4.15	Remedies	~~25~~26
4.16	WAIVER OF JURY TRIAL	~~25~~26

Annex A

Plan of Distribution

     A selling stockholder may also enter into hedging and/or monetization transactions. For example, a selling stockholder may:

(a)  enter into transactions with a broker-dealer or affiliate of a broker-dealer or other third party in connection with which that other party will become a selling stockholder and engage in short sales of the common stock under this prospectus, in which case the other party may use shares of common stock received from the selling stockholder to close out any short positions;

(b)  itself sell short common stock under this prospectus and use shares of common stock held by it to close out any short position;

(c)  enter into options, forwards or other transactions that require the selling stockholder to deliver, in a transaction exempt from registration under the Securities Act, common stock to a broker-dealer or an affiliate of a broker-dealer or other third party who may then become a selling stockholder and publicly resell or otherwise transfer that common stock under this prospectus; or

(d)  loan or pledge common stock to a broker-dealer or affiliate of a broker-dealer or other third party who may then become a selling stockholder and sell the loaned shares or, in an event of default in the case of a pledge, become a selling stockholder and sell the pledged shares, under this prospectus.